Exhibit 32.1

ESSEX PROPERTY TRUST, INC.

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this quarterly report of Essex Property Trust, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2005 (the "Report"), I, Keith R. Guericke, Principal Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)  the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: May 6, 2005	/s/ Keith R. Guericke
Keith R. Guericke
Chief Executive Officer, Director and
Vice Chairman of the Board,
Essex Property Trust, Inc.